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                                                                    EXHIBIT 99.2

                                                                         [PROXY]

                                MUSTANG.COM, INC.
                               6200 Lake Ming Road
                          Bakersfield, California 93306

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James A. Harrer and Donald M. Leonard, and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Mustang.com, Inc. held of record by the undersigned on April 10, 2000, at the Special Meeting of Shareholders to be held on May 11, 2000 or any adjournments thereof.

                                1. To approve and adopt the Agreement and Plan of Merger dated as of February 25, 2000 between Mustang.com and Quintus Corporation, pursuant to which Mustang.com will be merged with a subsidiary of Quintus and each shareholder of Mustang.com will receive
                                        0.793 of a share of Quintus common stock for each share of Mustang.com common stock that shareholder owns.

                                        FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]


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                                2.      In their discretion, the Proxies are
                                        each authorized to vote upon such other
                                        business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

                                        Dated: ______________________, 2000

                                        ____________________________________
                                                   (Signature)
                                        ____________________________________
                                            (Signature if held jointly)

                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as an attorney, as executor,
                                        administrator, trustee or guardian,
                                        please give full title to such. If a
                                        corporation, please sign in full
                                        corporate name, by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.